EXHIBIT 99.1

Company Contact:

Michael Anthofer

EVP and CFO

408-321-6756

Investor Relations Contact:

Moriah Shilton

Sr. Director, Communications & Investor Relations

408-321-6713

Tessera Distributes Mid-Year CEO Letter to Stockholders

San Jose, Calif., July 11, 2012 – Tessera Technologies, Inc. (NASDAQ: TSRA) (the “Company”) distributed the following letter to stockholders from Robert A. Young, President and Chief Executive Officer of the Company.

Dear Fellow Stockholders:

As we pass the half-year mark, I am writing to bring you up to date on our progress toward the growth opportunities we see ahead in both of our businesses.

It has been a little more than a year now since our board of directors took actions to re-set the course for our two business units so they could more aggressively pursue their respective market opportunities. Our progress in these efforts strengthens our conviction that continuing to execute on the strategy in place will deliver superior returns to our stockholders.

Cash-Flow Generation: Intellectual Property

Our intellectual property business today generates royalties through licensing our Tessera, Inc. semiconductor patent portfolio. In the first quarter of 2012, we successfully renewed four licensees to this portfolio, including two well-known Japanese electronics manufacturers. Most recently, we announced the International Court of Arbitration of the International Chamber of Commerce issued an interim award in favor of Tessera, Inc. in its dispute with Amkor Technology, Inc. Based on our preliminary review of the interim award, we intend to seek an amount in excess of $125 million from Amkor.

We are at various stages of the sales cycle with potential customers for additional portfolios we own, including for example those relating to DRAM circuitry. As discussed previously, the sales cycle for the long-term, running-royalty license agreements we pursue is largely driven by discussions among licensing teams and engineers from both parties and can take 18 months or longer to close.

We continue to develop technologies in house, focused on large growth markets. Two specific examples of in-house development – our DIMM-IN-A-PACKAGETM multi-die face-down (xFD)TM technology, first announced in April, and our bond via array technology, first announced in May – are leading the way for next generation chip packaging technologies. These technologies will help OEMs meet their performance and speed requirements while reducing cost and improving efficiency.

As we have said before, we may have disputes with our customers, some of which may involve litigation. Our business does not rely on or focus on one-time items that may result from litigation, such as the most recent action by Powertech Technology Inc. purporting to terminate its license agreement with us or the Amkor arbitration. Due to the strength of our multiple portfolios and our diverse revenue sources, we believe no single dispute-related event will have a long-term impact on the ability of our patent monetization business to continue to grow and generate cash flow.

Growth Opportunity: DigitalOptics

We are excited about the significant progress made with our digital imaging business, which is operated through DigitalOptics Corporation (DOC). DOC’s breakthrough imaging technologies and products will bring full-featured digital still camera capabilities to the mobile phone camera market.

My letter to investors at the start of 2012 noted DOC’s large growth opportunity. Because of the aggressive steps we have taken around the globe, DOC is now well positioned to provide a vertically integrated solution to the camera module market. Our near term business goal is to quickly become a key player in the camera module market, which today is fragmented and depends on older legacy technologies.

In 2012, DOC made tangible progress and completed concrete actions toward that goal with both operational and commercial achievements, including:

Operational:

1.	Established expert camera and lens design teams in the US, Japan and Taiwan

2.	Acquired camera module manufacturing capability from Vista Point Technologies (a business unit of Flextronics) in Zhuhai, China, with an initial annual capacity of 50 million units

3.	Produced our first internally designed and manufactured MEMS autofocus camera module for customer sampling

Commercial:

1.	Submitted for testing the first internally designed and manufactured MEMS autofocus camera modules to all targeted Tier One handset makers

2.	Successfully completed qualification testing for MEMS autofocus camera modules produced jointly with our primary module manufacturing partner at multiple Tier One handset customers

3.	Engaged with multiple Tier One customers regarding 2013 programs suitable for including our MEMS autofocus camera modules

Taken together, these actions have positioned DOC to accelerate the adoption of its next-generation technologies and products, while satisfying the industry’s dual sourcing requirements.

We Invite You to Continue to Invest With Us

We appreciate your support as we continue to make progress in the exciting opportunities in both of our business segments. As the company’s largest individual stockholder, I look forward to executing our plans to drive higher value for the company.

Robert A. Young

President and Chief Executive Officer

Tessera Technologies, Inc.

Safe Harbor Statement

This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ significantly from those projected, particularly with respect to the Company’s financial results, growth and market opportunities, industry and technology trends, use of the Company’s technology in additional applications, the Amkor arbitration, including to the amount Tessera, Inc. intends to seek from Amkor, growth drivers, the sales cycle and licensing opportunities with potential customers, the Company’s patent portfolios and revenue sources, the characteristics, benefits, features, disruptive qualities and potential of the Company’s technologies and products, including with respect to chip packaging solutions and next-generation camera modules, and the ability of DOC to provide a vertically integrated camera module solution. Material factors that may cause results to differ from the statements made include the plans or operations relating to the Company’s businesses; market or industry conditions; the expiration of license agreements and the cessation of related royalty income; the failure, inability or refusal of licensees to pay royalties; initiation, delays, setbacks or losses relating to the Company’s intellectual property or intellectual property litigations, or invalidation or limitation of key patents; the timing and results, which are not predictable and may vary in any individual proceeding, of any ICC ruling or award, including in the Amkor arbitration; fluctuations in operating results due to the timing of new license agreements and royalties, or due to legal costs; changes in patent laws, regulation or enforcement, or other factors that might affect the Company’s ability to protect or realize the value of its intellectual property; the risk of a decline in demand for semiconductor and camera module products; failure by the industry to use technologies covered by the Company’s patents; the expiration of the Company’s patents; the Company’s ability to successfully complete and integrate acquisitions of businesses, including the integration by DOC of Flextronics’s camera module business in Zhuhai, China; the risk of loss of, or decreases in production orders from, customers of acquired businesses; financial and regulatory risks associated with the international nature of the Company’s businesses; failure of the Company’s products to achieve technological feasibility or profitability; failure to successfully commercialize the Company’s products; changes in demand for the products of the Company’s customers; limited opportunities to license technologies and sell products due to high concentration in the markets for semiconductors and related products and camera modules; the impact of competing technologies on the demand for the Company’s technologies and products; failure by DOC to become a vertically integrated camera module supplier; and the reliance on a limited number of suppliers for the components used in the manufacture of DOC products. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. The Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended Dec. 31, 2011, and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, include more information about factors that could affect the Company’s financial results. The Company assumes no obligation to update information contained in this press release. Although this release may remain available on the Company’s website or elsewhere, its continued availability does not indicate that the Company is reaffirming or confirming any of the information contained herein.

About Tessera Technologies, Inc.

Tessera Technologies, Inc. is a holding company with operating subsidiaries in two segments: Intellectual Property and DigitalOptics. Our Intellectual Property business generates revenue from patented innovations through license agreements with semiconductor companies and outsourced semiconductor assembly and test companies. Tessera, Inc. pioneered chip-scale packaging solutions for the semiconductor industry. Our DigitalOptics business delivers innovation in imaging and optics with products and capabilities that enable expanded functionality in increasingly smaller devices. Our miniaturized camera module solutions provide cost-effective, high-quality camera features, including Micro Electro Mechanical Systems (“MEMS”)-based autofocus, extended depth of field (“EDoF”), zoom, image enhancement and optical image stabilization. We also offer customized micro-optic lenses from diffractive and refractive optical elements to integrated micro-optical subassemblies. For information call 1.408.321.6000 or go to www.tessera.com.

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Tessera, Tessera, Inc., the Tessera logo, DigitalOptics Corporation, and Invensas Corporation are trademarks or registered trademarks of affiliated companies of Tessera Technologies, Inc. in the United States and other countries. All other company, brand and product names may be trademarks or registered trademarks of their respective companies.

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